Exhibit 10.6

                       IN THE COURT OF CHANCERY OF THE
                STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

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IN RE TRIARC COMPANIES, INC.
CLASS AND DERIVATIVE LITIGATION
                                                Consolidated Civil Action
                                                No. 15746-NC
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                          STIPULATION AND AGREEMENT OF
                       COMPROMISE, SETTLEMENT AND RELEASE

            The parties to this action, by and through their undersigned attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation" or the "Settlement"), subject to the approval of the Delaware Court of Chancery (the "Court"):

            WHEREAS:

A. Triarc Companies, Inc. ("Triarc" or the "Company") is a Delaware corporation with its principal executive offices located New York, New York. Triarc is a holding company that operates in the premium beverage, restaurant franchising, and soft drink concentrates businesses.

B. In the Company's September 27, 1993 Proxy Statement, the Triarc Board of Directors (the "Board") recommended that shareholders approve the Equity
Participation Plan (the "Plan"). The Triarc shareholders approved the Plan at the 1993 Annual Meeting of Shareholders.

C. In Triarc's 1994 Proxy Statement, shareholders were asked to approve amendments to the Plan which, inter alia, increased the number of stock options subject to grant. The Proxy Statement disclosed that, in April 1994, the Company's Compensation Committee had approved the grant of "Performance Stock Options" in the aggregate amount of 3.5 million shares of Class A common stock, consisting of 2.1 million shares of Class A common stock to Nelson Peltz and 1.4 million shares to Peter May (the "Compensation Grant"), subject to approval by shareholders of the proposed amendments to the Plan. The Triarc shareholders approved the proposed amendments to the Plan at the Company's June 4, 1994 Annual Meeting of Shareholders.

The  Litigation

D. On June 19, 1997,  June 24, 1997 and August 28, 1997,  three  derivative and class actions were filed in the Court purportedly on behalf of Triarc and its shareholders, captioned Malekan, et al. v. Peltz, et al., Civil Action No. 15746, Trum v. Peltz, et al., Civil Action No. 15775, and Feder, et al. v. Peltz, et al., Civil Action No. 15900. Named as defendants in the Malekan and Trum actions were Triarc directors Nelson Peltz, Peter W. May, Hugh L. Carey, Clive Chajet, Stanley R. Jaffe, Joseph A. Levato, David E. Schwab II, Raymond S. Troubh and Gerald Tsai, Jr. (the "Defendant Directors"), and Triarc was named as a nominal defendant. Additional defendants were named in the Feder complaint. The complaints in these actions alleged, in substance, that the Defendant Directors breached their fiduciary duties in connection with awards of compensation made to Peltz and May subsequent to the Compensation Grant, and violated alleged representations made to Triarc's shareholders in the 1994 Proxy Statement and alleged undertakings of the Board to refrain from awarding certain types of compensation to Peltz and May for the six years commencing April 1993.

E. On November 7, 1997, plaintiffs in the Feder action moved to voluntarily dismiss that action, stating that they wished to prosecute a related pending action that had been filed on August 13, 1997 in federal court in New York. The Court granted the Feder plaintiffs' motion by order dated November 12, 1997. On the same day, it ordered the consolidation of the Malekan and Trum cases (hereinafter, the "Action").

F. On  December  15,  1997,  plaintiffs  moved  for  leave  to  file  their
Consolidated and Amended Class Action and Derivative Complaint ("Amended Complaint") which, inter alia, asserted additional claims based upon alleged misrepresentations in the 1994 Proxy Statement and added defendants Richard M. Kerger, H. Douglas Kingsmore, William Pallot, Thomas A. Prendergast, Martin Rosen, Stephen S. Weisglass, Harold E. Kelley, Daniel R. McCarthy, Leon Kalvaria, and M.L. Lowenstein (the "Former Director Defendants"; Triarc, the Director Defendants, and the Former Director Defendants are referred to herein as "Defendants"). The Amended Complaint purported to assert claims (i) derivatively on behalf of Triarc; and (ii) on behalf of a putative class of all persons who held shares of Triarc stock on April 25, 1994, the record date for voting on the matters to be voted on at Triarc's 1994 Annual Meeting, and their successors in interest and transferees (except defendants, members of their immediate families and any entity in which a defendant has a controlling interest). Plaintiffs' motion for leave to file the Amended Complaint was granted on December 29, 1997.

G. On January 13, 1998, defendants Harold E. Kelley, Richard M. Kerger and Daniel R. McCarthy filed a Notice of Removal in the United States District Court for the District of Delaware. On January 20, 1998 and January 27, 1998, all defendants (except Kelly, Kerger and McCarthy, who were voluntarily dismissed by plaintiffs on January 23, 1998) answered the Amended Complaint. On February 11, 1998, plaintiffs moved to remand the Action to the Chancery Court. Defendants Pallot and Prendergast thereafter filed a brief in opposition to plaintiffs' remand motion, to which plaintiffs replied on March 5, 1998. On March 10, 1998, defendants Pallot and Prendergast moved the Delaware federal court to transfer the Action to the federal court in New York. That motion was fully briefed. Following the April 1, 1998 oral argument on the motion for remand and supplemental briefing thereon, the Delaware federal court issued an order on September 30, 1998 granting plaintiffs' motion to remand to the Delaware Chancery Court and denying the motion to transfer to the New York federal court.

H. On September 28, 1999, plaintiffs voluntarily dismissed their claims against defendants Pallot and Prendergast without prejudice.

Discovery

I. Plaintiffs, through their counsel, represent that they have made a thorough investigation of the facts and circumstances relevant to the Action, and have conducted discovery and investigation during the prosecution of the Action, including, inter alia, (i) serving document requests upon all defendants, and a subpoena upon third party Towers Perrin; (ii) reviewing and analyzing thousands of pages of documents obtained during discovery and from plaintiffs' investigation; (iii) deposing defendants Peltz, May, Jaffe, Chajet, Tsai and Schwab, as well as Messrs. Pallot and Kerger; (iv) retaining a financial consultant to assist plaintiffs in evaluating the value of the stock options granted by Triarc to Peltz and May; (v) preparing a motion for summary judgment which was about to be filed when the parties agreed to settle the Action; (vi) researching the facts and law pertaining to the claims asserted in the Action; and (vii) engaging in extensive arm's-length negotiations with defendants regarding settlement of the Action.

J. Having made factual and legal investigations, including those described above, plaintiffs and their counsel have concluded that the terms of the Stipulation are fair, reasonable, adequate and in the best interests of Triarc and the Class. For purposes of this settlement, the "Class" shall be deemed to include all persons who owned shares of Triarc common stock on any of the following dates, which are the record dates for voting on matters to be voted upon at Triarc's Annual Meetings for the years 1994 through 1999 inclusive: April 25, 1994; April 25, 1995; April 23, 1996; April 21, 1997; March 25, 1998; and August 11, 1999.

K. Plaintiffs agreed to the terms of the Settlement after consultation with their financial expert and after considering: (1) the benefits provided by the settlement to the Company and the Class; (2) the attendant risks of litigation;
(3) the chances of success on the merits of the allegations contained in the Amended Complaint; (4) the uncertainty relating to the proof of the allegations;
(5) the defenses asserted by and available to defendants; (6) the substantial expense and length of time necessary to prosecute the Action through trial; and
(7) the fact that resolution of the Action, if this Court found in plaintiffs' favor, would likely be submitted for appellate review, as a consequence of which it could be many years before there would be a final adjudication of the Action.

L. Defendants have at all times vigorously denied, and continue to deny, all liability with respect to the Action; deny that they breached any fiduciary duties; deny that they have committed, or have threatened to commit, any wrongful act or violation of law of any nature whatsoever in connection with any of the matters alleged, or which could have been alleged, in the Action; deny that they acted improperly in any way, and deny liability of any kind to the Class, the shareholders of the Company, or the Company. Defendants, however, consider it desirable that the Action be settled and dismissed on the merits and with prejudice because the Settlement will (1) provide substantial monetary and other benefits to the Company and its shareholders; (2) terminate the substantial expense, inconvenience and distraction of burdensome and protracted litigation; (3) finally resolve the Action; (4) dispel any uncertainty that may exist as a result of such litigation; and (5) permit the continued operation of Triarc's affairs unhindered by expensive litigation, and by the diversion of the personnel of Triarc, and believe that it is in the best interest of the Company to accomplish the foregoing.

     NOW, THEREFORE, IT IS STIPULATED AND AGREED, subject to the approval of the Court, pursuant to Rule 23 and 23.1 of the Court of Chancery Rules, that any and all individual, class and derivative claims, rights, demands, suits, matters, issues, actions, or causes of action, by or on behalf of the plaintiffs, the Class, Triarc and its shareholders (collectively, the "Releasors") against the Defendants and any of their respective present or former officers, directors, stockholders, employees, agents, attorneys, representatives, advisors, financial advisors, lenders, insurers, affiliates, parents, subsidiaries, heirs, personal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the "Releasees"), whether known or unknown, under state, federal or other law, including but not limited to the federal securities laws, that were asserted or could have been asserted in the Action, arising out of or relating to the subject matter of the Action, including, without limitation, allegations of breaches of fiduciary duty or misrepresentation and/or omissions in connection with (i) Triarc's 1994 Proxy Statement circulated, among other things, to obtain shareholder approval of amendments to the Equity Participation Plan, and (ii) approving subsequent grants of options and other compensation to Peltz and May in addition to the Performance Options (including but not limited to cash bonuses awarded in August 1996) and disclosure or nondisclosure relating thereto (the "Released Claims") are hereby compromised, settled, released, discharged, and dismissed with prejudice upon and subject to the following terms and conditions:

The Settlement

            In full and final settlement of the Action, within three (3) days after Effective Date (as defined below), defendants agree as follows:

            1. (a) Peltz and May shall, jointly and severally, sign and deliver to Triarc a Promissory Note (the "Note") in the principal amount of Five Million Dollars ($5,000,000), dated as of April 1, 2000, payable March 31, 2003. The Note shall bear interest at the rate of 6% per annum, payable annually on March 31 of each year (an "Interest Payment Date") or, if any such date shall not be a business day, on the next succeeding business day, beginning on the first Interest Payment Date subsequent to the Effective Date. The interest rate on the Note will be adjusted on each Interest Payment Date, upward or downward, with respect to the succeeding year, based upon the changes, if any, between LIBOR on April 1, 2000 and on the Interest Payment Date. There shall be two mandatory prepayments of the Note: one-third of the principal amount of the Note shall be prepaid on March 31, 2001, and one-third of the principal amount of the Note shall be prepaid on March 31, 2002. Peltz and May may, at their option, prepay all or any portion of the unpaid amount of the Note, at any time or times, by paying an amount equal to the outstanding principal amount of the Note which they wish to prepay, together with interest accrued and unpaid thereon, without penalty or premium. The entire unpaid principal amount of the Note, plus accrued interest pro rata, shall become due and payable 30 days after the occurrence of a "change of control." For purposes of this Stipulation, a "change of control" shall have the meaning set forth in the 1998 Equity Participation Plan of Triarc.

                  (b) Peltz and May shall agree to the cancellation, in the aggregate, of (and Triarc will accept the cancellation of) 775,000 of the Performance Options that were issued by Triarc to Peltz and May, individually, dated June 9, 1994.

                  (c) Peltz and May represent that the provisions of paragraphs 1(a) and 1(b) above represent reimbursement to Triarc by Peltz and May of amounts received and included in income by them during the periods in question here.

                  (d) Defendants shall pay, or cause to be paid, plaintiffs' counsel's fees and expenses, to the extent allowed by the Court, as set forth below, but in no event in excess of $2,500,000.

Release of Claims

     2. On the Effective Date, the Released Claims shall be completely and finally compromised, settled, released, and forever discharged, and the Action shall be dismissed with prejudice and without costs except as provided in paragraphs 8-9 herein.

     3. The release contemplated by this Stipulation extends to claims that plaintiffs, on behalf of the Releasors, do not know or suspect to exist at the time of the Stipulation, which, if known, might have affected the decision to enter into this Stipulation. Each of the named plaintiffs and each Releasor knowingly, voluntarily, and expressly waives and relinquishes any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person's release of unknown claims, including, but not limited to, Section 1542 of the California Civil Code. Plaintiffs, on behalf of the Releasors, acknowledge that Releasors may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the Releasors, to fully, finally and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.

Submission and Application to the Court

     4. As soon as practicable after this Stipulation has been executed, the parties shall jointly move the Court for approval of the Settlement and for entry by the Court of an order, substantially in the form attached hereto as Exhibit A (the "Scheduling Order").

Notice and Settlement Administrative Costs

     5. Triarc shall assume the administrative responsibility and costs of preparing and disseminating the notice (the "Notice") in substantially the form attached hereto as Exhibit B and in the manner provided for in the Scheduling Order to shareholders of record of Triarc and to all members of the Class at their last known address. In addition, Triarc, or its agents, shall provide additional copies of the Notice to all such record shareholders requesting the same for purposes of distribution to beneficial shareholders of Triarc. Prior to or at the hearing on the Settlement, counsel for defendants shall file with the Court an appropriate affidavit with respect to preparing and mailing the Notice. Plaintiffs shall not bear any responsibility for the dissemination of the Notice and shall not be liable for the cost thereof.

Order and Final Judgment

     6. If this Stipulation and the Settlement contemplated herein shall be preliminarily approved by the Court, at or following a hearing, the parties hereto shall jointly move the Court for the entry of the Order and Final Judgment (or orders, if the Court determines the matters specified below in more than one order) (the "Final Judgment") in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, the Action shall be dismissed with prejudice.

Effective Date of the Settlement

     7. The "Effective Date" of the Settlement shall be the day after the day on which the Final Judgment becomes final. For purposes of this Stipulation, the Final Judgment shall be deemed to become final upon the latest to occur of (a) the passage of thirty (30) days after entry of the Final Judgment without any notice of appeal having been filed; or (b) if there is an appeal of the Final Judgment, the date on which any subsequent affirmation thereof is no longer subject to further appellate review. An appeal solely from the Court's award of attorneys' fees or expenses shall not affect the finality of the Settlement or the occurrence of the Effective Date.

Attorneys' Fees

     8. At, or subsequent to, the settlement hearing, plaintiffs' counsel in the Action shall jointly apply to the Court for an award of attorneys' fees in an amount not to exceed $2,500,000, which amount shall be inclusive of the reasonable costs and expenses (including expert fees and expenses) incurred in prosecuting this litigation. Defendants will not oppose such application. Any such attorneys' fees and expenses that the Court may award to plaintiffs' counsel up to $2,500,000 shall be paid solely and exclusively by defendants or their insurers. No part of the counsel fees or expenses awarded by the Court shall be paid by Triarc. Neither defendants nor their insurers shall be liable for any portion of any payment in excess of $2,500,000 in fees and expenses in any action, including this Action, asserting any Released Claims. Defendants agree not to consent to any award of fees and expenses in any other action which would result in an aggregate fee and expense award, in all actions asserting Released Claims, of more than $2,500,000.

     9. Defendants shall pay or cause to be paid to plaintiffs' counsel such fees, costs and expenses up to $2,500,000 as the Court actually awards as a result of the application for fees, costs and expenses described in paragraph 8 above, on the later of (i) the Effective Date of this Settlement; and (ii) thirty days after the order awarding such fees, costs, or expense shall be final and no longer subject to further appellate review.

     10. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of fees or expenses requested by plaintiffs' counsel.

     11. Except as provided in this Stipulation, Defendants and any Releasees shall bear no expenses, costs, damages, or fees incurred by any plaintiff or any member of the Class, or by any attorney, expert, adviser, agent, or representative of any of the foregoing.

     12. The administration of the Settlement and final decision as to all disputed questions of law and fact with respect thereto and this Stipulation shall be under the jurisdiction of the Court (subject to any party's right to seek appellate review).

Stipulation Not an Admission

     13. This Stipulation and all negotiations, statements, proceedings and documents related to it are not, and shall not be construed to be, an admission by any of the parties respecting the validity or the invalidity of any of the claims asserted in the Action, or of the liability of any party with respect to any such claims or any alleged wrongdoing whatsoever, and shall not be offered by any party or person for any evidentiary purpose, including as an admission of any fact or of any such liability or wrongdoing or of the validity or invalidity of any of the claims in the Action or any other action. Defendants have denied and continue to deny each and all of the claims in the Action.

     14. If (a) the Court declines, in any respect, to enter the Final Judgment in the form annexed hereto as Exhibit C and any of the parties fails to consent to the entry of another form of order in lieu thereof; or (b) the Court disapproves the Settlement proposed herein, including any amendments thereto agreed upon by all of the parties; or (c) the Court approves the Settlement proposed herein, including any amendment thereto approved by all of the parties, but such approval is reversed or modified on appeal or petition for writ of certiorari and such reversal or modification becomes final by a lapse of time or otherwise, then, in any such event, this Stipulation, including any amendment thereof, shall be of no further force or effect and this Stipulation and any amendment thereof and the Settlement proposed herein shall be null and void without prejudice to any party hereto and may not be introduced as evidence or referred to in any proceedings, nor be a basis for any application for attorneys' fees or expenses, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation, except that Triarc shall not be entitled to reimbursement of costs of providing the Notice pursuant to paragraph 5 above.

Governing Law

     15. This Stipulation shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     16. In the event of any dispute or disagreement with respect to the meaning, effect, or interpretation of the Stipulation or an attached exhibit, or in the event of a claimed breach of the Stipulation or an attached exhibit, the parties hereto agree that such dispute will be adjudicated only in the Court.

     17. The Stipulation, together with any exhibits, shall be deemed to have been mutually prepared by the settling parties and shall not be construed against any of them by reason of authorship.

Extensions

     18. Without further order of the Court, the parties may (but shall not be obligated to) agree in writing to reasonable extensions of time to carry out any of the provisions of this Stipulation unless and until the Court orders dates for certain acts or events hereunder.

Entire Agreement

     19. The exhibits to the Stipulation are incorporated in, and constitute an integral part of, the Stipulation.

     20. This Stipulation, and the form of the Scheduling Order, Notice and the Final Judgment agreed to by the parties in connection with the Settlement, constitute the entire agreement of the parties with respect to the subject matter hereof and may not be amended, or any of its provisions waived, except by a writing executed by or on behalf of all of the parties hereto.

Counterparts

     21. This Stipulation may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by counsel for each of the parties and delivered to counsel for the other parties.

Representations

     22. (a) All counsel and any other person executing this Stipulation and any of the exhibits hereto or any related settlement documents warrant and represent that they have the full authority to do so.

         (b) Plaintiffs and their counsel represent and warrant that none of the plaintiffs' claims or causes of action asserted in the Action or this Stipulation has been assigned, encumbered or in any manner transferred in whole or in part.

     23. The parties each acknowledge that, in entering into this Stipulation, such party has not relied on any oral or written representation other than those expressly set forth in this Stipulation.

Best Efforts

     24. The parties hereto and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation and the Settlement and to use their best efforts to effect, as promptly as practicable, the consummation of this Stipulation and the Settlement provided for hereunder.

     25. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and upon any corporation or other entity with which any party hereto may merge or consolidate.

     26. All discovery conducted in this Action shall remain confidential and shall be used only for purposes of the Action. Upon the Effective Date, all such discovery shall be destroyed and a sworn certification of such destruction shall be provided to the producing party. Counsel for the parties may, however, retain for their files a copy of any document filed with the Court.

     27. Without affecting the finality of the Settlement or the Final Judgment to be entered approving the Settlement, the parties to this Stipulation agree to use their best efforts to cause LeWinter et ano v. Peltz, et al., 97 Civ. 601
(TPG) (S.D.N.Y.) to be dismissed with prejudice, and to use their best efforts to have any collateral attack on this Settlement promptly dismissed based upon, among other things, the res judicata effect of this Settlement and the release provided for herein.

Dated:  August 17, 2000



-------------------------------      /s/ Lawrence C. Ashby
                                     ---------------------------
Joseph Rosenthal, Esq.               Lawrence C. Ashby, Esq.
Rosenthal Monhait Gross &            Ashby & Geddes
  Goddess, P.A.                      One Rodney Square
919 North Market Street              Suite 302
Suite 1401                           Wilmington, Delaware  19899
Wilmington, Delaware  19899          (302) 654-1888
(302) 656-4433
                                                      -and-


/s/ Jill S. Abrams                   /s/ Jonathan H. Hurwitz
-------------------------------      ---------------------------
Jill S. Abrams, Esq.                 Gerard Harper, Esq.
Abbey Gardy & Squitieri, LLP         Jonathan H. Hurwitz, Esq.
212 East 39th Street                 Paul, Weiss, Rifkind, Wharton & Garrison
New York, New York  10016            1285 Avenue of the Americas
(212) 889-3700                       New York, New York  10019-6064
                                     (212) 373-3000

                                     Attorneys for Defendants
                                        Nelson Peltz and Peter May


/s/ Robert M. Kornreich              /s/ Martin Tully
------------------------------       --------------------------
Robert M. Kornreich, Esq.            Martin Tully, Esq.
Wolf Popper, LLP                     Morris, Nichols, Arsht & Tunnell
845 Third Avenue                     1201 North Market Street
New York, New York  10022            Wilmington, Delaware  19899
(212) 759-4600                       (302)658-9200

Attorneys for Plaintiffs             Attorneys for Defendants
                                     Hugh L. Carey, Clive Chajet,
                                     Stanley R. Jaffe, Joseph A.
                                     Levato, David E. Schwab II,
                                     Raymond S. Troubh and Gerald
                                     Tsai, Jr. and nominal defendant
                                     Triarc Companies, Inc.

                                                       Exhibit A

                       IN THE COURT OF CHANCERY OF THE
                STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

--------------------------------------x

IN RE TRIARC COMPANIES, INC.                    Consolidated Civil Action
                                                No. 15746-NC
CLASS AND DERIVATIVE LITIGATION

--------------------------------------x

                                SCHEDULING ORDER

            The parties having made application, pursuant to Rules 23 and 23.1 of the Rules of the Court of Chancery, for an Order approving the settlement (the "Settlement") of the above-captioned action (the "Action") in accordance with a Stipulation of Settlement dated August ___, 2000 (the "Stipulation"), which, together with the accompanying documents, sets forth the terms and conditions for the proposed settlement of this Action and for a judgment dismissing this Action with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the accompanying documents; and all parties having consented to the entry of this Order;

            IT IS HEREBY ORDERED this ___ day of _____________ 2000 that:

     1. A hearing (the "Settlement Hearing") pursuant to Rules 23 and 23.1 shall be held on _______________, 2000 at _ _.m., to:

        a. determine whether due and adequate notice of the proceedings and the Settlement has been given, with a full opportunity to be heard, such that
members  of  the  Class  (as  hereinafter  defined),   Triarc  Companies,   Inc.
("Triarc"), and Triarc's shareholders should be bound by the Order and Final Judgment (as defined in the Stipulation);

        b. determine whether the Action should be maintained as a class action;

        c. determine whether the Court should approve the Stipulation and the Settlement that it contemplates as fair, reasonable, adequate and in the best interests of Triarc, its shareholders and the Class (as hereinafter defined);

        d. determine whether the Order and Final Judgment dismissing the Action with prejudice and releasing the Released Claims (as defined in the Stipulation) should be entered;

        e. consider the application of plaintiffs' counsel for an award of attorneys' fees and reimbursement of costs and expenses; and

        f. consider such other matters as the Court may deem appropriate.

     2. Pursuant to Rule 23(b)(1) and (b)(2), and for the purposes of the proposed Settlement only, the Action is preliminarily certified as a class action on behalf of a class (the "Class") consisting of all persons who owned shares of Triarc common stock on any of the following dates, which are the record dates for voting on matters to be voted upon at Triarc's Annual Meetings for the years 1994 through 1999, inclusive: April 25, 1994; April 25, 1995; April 23, 1996; April 21, 1997; March 25, 1998; and August 11, 1999. Excluded from the Class are the individual defendants (including, but not limited to, persons previously named as defendants) and members of their immediate families, and any entity in which a defendant has a controlling interest.

     3. The Court preliminarily finds, for the purposes of the proposed Settlement only, that the prerequisites to class certification under Rule 23(a) have been satisfied in that: (a) the number of Class members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of the named representatives are typical of the claims of the Class they seek to represent; and (d) the plaintiffs will fairly and adequately represent the interests of the Class.

     4. Pursuant to Rule 23, and for purposes of the proposed Settlement only, plaintiffs Kamram Malekan, Rose Trum, and Jay Frechter, are certified as Class Representatives and plaintiffs' counsel are certified as class counsel.

     5. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of any application for attorneys' fees and expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

     6. The Court reserves the right to approve the Settlement and the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without any further notice to the shareholders of Triarc or the Class.

     7. The Court approves the form of Notice of Proposed Settlement of Class Action and Derivative Action (the "Notice") annexed to the Stipulation as Exhibit B, and finds that first-class mailing of the Notice, provided in the manner described in paragraph 8 hereof, satisfies the requirements of Rules 23 and 23.1 and due process, is the best notice practicable under the circumstances, and will constitute due and sufficient notice to all persons entitled thereto. On or before the date of the Settlement Hearing, counsel for Triarc shall file proof of mailing of the Notice.

     8. Triarc shall cause the Notice to be mailed at least forty-five (45) days before the Settlement Hearing, by first-class mail, postage prepaid, substantially in the form attached as Exhibit B to the Stipulation, to all persons and entities shown on the stock records maintained by or on behalf of Triarc to be holders of record of the common stock of Triarc on April 25, 1994, April 25, 1995, April 23, 1996, April 21, 1997, March 25, 1998, August 11, 1999,
and August 4, 2000. Triarc shall use reasonable efforts to give notice to beneficial owners of such securities by making additional copies of such Notice available to any recordholder requesting the same prior to the Settlement
Hearing for the purpose of distribution to beneficial owners. All costs associated with providing Notice shall be borne by Triarc.

     9. The Court directs that all record holders of Triarc's common stock send the Notice to all beneficial owners of such stock immediately after receipt of the Notice, or provide the names and addresses of such beneficial owners to an agent, to be named by Triarc, promptly after receipt of the Notice, and such agent will cause the Notice to be sent promptly to those beneficial owners.

     10. Any Class member who objects to the class certification, and any Class member or current Triarc stockholder who objects to the Stipulation, the Settlement, the judgment and release to be entered in the Action, or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant, provided that, not later than 10 business days prior to the Settlement Hearing, unless otherwise ordered by the Court, such class member or Triarc stockholder files with the Register in Chancery: (i) a written statement containing his or her name, address, telephone number, the number of shares of Triarc's common stock he or she owns or owned and a detailed statement of his or her specific objections or comments on the proposed Settlement or any other matter before the Court, and
(ii) the grounds for his or her objection or the reasons that he or she desires to appear and be heard (including all documents or writings which such person desires the Court to consider). On or before the same date such class member must also serve such written statement and supporting papers, by overnight delivery or hand, on the following counsel:

                           Joseph A. Rosenthal, Esq.
                   Rosenthal Monhait Gross & Goddess, P.A.
                             919 North Market Street
                                   Suite 1401
                               Mellon Bank Center
                           Wilmington, Delaware 19801
                                 (302) 656-4433

                             Counsel for Plaintiffs

                             Jonathan Hurwitz, Esq.
                      Paul Weiss Rifkind Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                             Counsel for Defendants
                           Nelson Peltz and Peter May

                               Martin Tully, Esq.
                        Morris, Nichols, Arsht & Tunnell
                            1201 North Market Street
                                   18th Floor
                         Wilmington, Delaware 19899-1347
                                 (302) 658-9200

                             Counsel for Defendants
                         Hugh L. Carey, Clive Chajet,
                     Stanley R. Jaffe, Joseph A. Levato,
                  David E. Schwab, II, Raymond S. Troubh and
                          Gerald Tsai, Jr., and nominal
                        defendant Triarc Companies, Inc.

     11. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection or any other objection to the fairness, adequacy or reasonableness of the Settlement or the fee application in these or any other actions or proceedings.

     12. Pending final approval of this Settlement, plaintiffs, all current shareholders of Triarc, and all members of the Class are enjoined from commencing or prosecuting this action or any other action asserting claims, either directly or in any other capacity, against any defendant herein that have been or could have been asserted, or that arise from or relate to any of the matters or transactions referred to in the Action.

     13. All discovery and all other pretrial proceedings in the Action, except for such proceedings ordered by the Court with respect to approval of the Settlement, are stayed and suspended until further order of the Court.

     14. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, an Order and Final Judgment shall be entered substantially in the form attached as Exhibit C to the Stipulation.

     15. If (a) the Court declines, in any respect, to enter the Order and Final Judgment in substantially the form provided for in the Stipulation and any of the parties fails to consent to the entry of another form of order in lieu thereof, or (b) the Court disapproves the Settlement proposed in the Stipulation, in any material respect, including any amendments thereto agreed upon by all of the parties; or (c) the Court approves the Settlement proposed in the Stipulation, including any amendment thereto approved by all the parties, but such approval is reversed, in any material respect, on appeal or petition for writ of certiorari and such reversal becomes final by a lapse of time or otherwise; the Stipulation, including any amendment thereof, shall be of no further force and effect and the Stipulation and any amendment thereof and the Settlement proposed therein shall be null and void without prejudice to any party thereto and may not be introduced as evidence or referred to in any proceedings, and each party shall be restored to his, her or its respective position as it existed prior to the execution of the Stipulation.

     16. The Stipulation and all negotiations, statements, proceedings and documents related to it are not, and shall not be construed to be, an admission by any of the parties respecting the validity or the invalidity of any of the claims asserted in the Action, or of the liability of any party with respect to any such claims or any alleged wrongdoing whatsoever, and shall not be offered by any party or person for any evidentiary purpose, including as an admission of any such liability or wrongdoing or for the validity or invalidity of any of the claims in the Action or any other action.

Dated:  ____________ ___, 2000



                                          -------------------------
                                          Vice Chancellor

                                                       Exhibit B

                       IN THE COURT OF CHANCERY OF THE
                STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

-------------------------------------x

IN RE TRIARC COMPANIES, INC.                    Consolidated Civil Action
                                                No. 15746-NC
CLASS AND DERIVATIVE LITIGATION

-------------------------------------x

            NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION, PROPOSED CLASS ACTION DETERMINATION, PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION, SETTLEMENT HEARING AND RIGHT TO APPEAR

      TO:   ALL PERSONS WHO HELD SHARES OF TRIARC COMPANIES, INC.
            ("TRIARC") COMMON STOCK ON APRIL 25, 1994, APRIL 25, 1995, APRIL 23, 1996, APRIL 21, 1997, MARCH 25, 1998, OR AUGUST
            11, 1999, OR WHO ARE CURRENT TRIARC SHAREHOLDERS

                               SETTLEMENT HEARING

             This Notice is to inform you of the proposed settlement (the "Settlement") of the above-captioned class and derivative action and of the hearing (the "Settlement Hearing") to be held on _____, __ 2000, at ____ __.m., before The Honorable Stephen P. Lamb, Vice Chancellor, of the Delaware Court of Chancery (the "Court"), Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801. The purpose of the Settlement Hearing is to (i) determine whether this Notice constitutes the best notice practicable under the circumstances in compliance with Rules 23(c)(2) and 23.1 of this Court; (ii) determine whether the Action should be maintained as a Class Action pursuant to Rules 23(a) and 23(b) of this Court; (iii) determine whether the Court should approve the proposed Settlement as being fair, reasonable and adequate and enter a judgment that will, among other things, dismiss the Action with prejudice and release the Released Claims (as defined below); (iv) consider the application of plaintiffs' counsel for an award of attorneys' fees and reimbursement of costs and expenses; and (v) consider such other matters as the Court may deem appropriate.

      THE FOLLOWING RECITATION DOES NOT CONSTITUTE THE FINDINGS OF THE COURT OF CHANCERY. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES

                                   BACKGROUND

            In Triarc's Proxy Statement dated May 9, 1994 for its 1994 annual meeting of shareholders, Triarc's shareholders as of the record date of April 25, 1994 were asked to approve amendments to Triarc's Equity Participation Plan which, among other things, increased the number of stock options then subject to grant. The 1994 Proxy Statement further disclosed that, in April 1994, the Company's Compensation Committee had approved the grant of "Performance Stock Options" in the aggregate amount of 3.5 million shares of Class A common stock, consisting of 2.1 million shares to defendant Nelson Peltz and 1.4 million shares to defendant Peter May (the "Compensation Grant"), subject to approval by shareholders of the proposed amendments to the Plan. Peltz and May were, at the time, members of Triarc's Board of Directors, and its principal executive officers, and together controlled approximately 25% of Triarc's outstanding common shares. The Triarc shareholders approved the proposed amendments to the Plan at the Company's June 4, 1994 Annual Meeting of Shareholders.

            On June 19, 1997, June 24, 1997 and August 28, 1997, three derivative and class actions were filed in the Delaware Court of Chancery. The complaints alleged, in substance, that Triarc's directors named as defendants had breached their fiduciary duties in connection with awards of compensation made to Peltz and May subsequent to the Compensation Grant, and violated alleged representations made to Triarc's shareholders in the 1994 Proxy Statement and alleged undertakings of the Board to refrain from awarding certain types of compensation to Peltz and May for the six years commencing April 1993. Plaintiffs later voluntarily dismissed their claims against defendants Pallot, Prendergast, Kelley, Kerger and McCarthy.

            The plaintiff in one of the three Delaware actions dismissed that action voluntarily to pursue a pending federal court case in the District Court for the Southern District of New York. That action has been held in abeyance pending the outcome of this case. The defendants will seek to have that case dismissed if this settlement is approved. The two remaining Delaware cases were then consolidated (the "Action") and a Consolidated Amended Class Action and Derivative Complaint (the "Amended Complaint") was filed, asserting additional claims based upon alleged misrepresentations in the 1994 Proxy Statement. The Amended Complaint purported to assert claims derivatively on behalf of Triarc, and on behalf of a putative class of all persons who held shares of Triarc common stock on April 25, 1994, the record date for voting on the matters to be voted on at Triarc's 1994 Annual Meeting, and their successors in interest and transferees (except defendants, members of their immediate families and any entity in which a defendant has a controlling interest).

            In Count I of the Amended Complaint, plaintiffs asserted derivative claims in connection with alleged improper awards of compensation, in excess of the Compensation Grant, that the directors of Triarc caused Triarc to grant to defendants Peltz and May, which plaintiffs claim were contrary to explicit representations made to Triarc's shareholders in the 1994 Proxy Statement. In Count II of the Amended Complaint, plaintiffs asserted, alternatively, derivative and class claims against the directors of Triarc for allegedly disseminating materially false and deceptive statements with regard to the Compensation Grant and for allegedly failing to disclose certain material information in the 1994 Proxy Statement with respect to the compensation of defendants Peltz and May, which plaintiffs contend rendered invalid all matters approved by the shareholders at Triarc's 1994 Annual Meeting relating to the Compensation Grant.

            Plaintiffs have reviewed and analyzed thousands of pages of documents obtained during discovery from defendants and third party Towers Perrin, Triarc's consultant with respect to the Compensation Grant. They also conducted the depositions of defendants Peltz, May, Jaffe, Chajet, Tsai and Schwab, as well as Messrs. Pallot and Kerger. Plaintiffs were preparing their motion for summary judgment when, after extensive discussions regarding the possibility of settlement, on March 20, 2000, the parties entered into a Memorandum of Understanding for the settlement of the Action.

                                THE SETTLEMENT

            If the Court approves the Settlement:

            1. a. Peltz and May shall, jointly and severally, sign and deliver to Triarc a Promissory Note (the "Note") in the principal amount of Five Million Dollars ($5,000,000.00), dated as of April 1, 2000, payable March 31, 2003. The Note shall bear interest at the rate of 6% per annum, payable annually on March 31 of each year (an "Interest Payment Date") or, if any such date shall not be a business day, on the next succeeding business day, beginning on the first Interest Payment Date subsequent to the Effective Date (including payment in arrears, if applicable). The interest rate on the Note will be adjusted on each Interest Payment Date, upward or downward, with respect to the succeeding year, based upon the changes, if any, between LIBOR on April 1, 2000 and on the Interest Payment Date. There shall be two mandatory prepayments of the Note: one-third of the principal amount of the Note shall be prepaid on March 31, 2001 and one-third of the principal amount of the Note shall be prepaid on March 31, 2002. Peltz and May may, at their option, prepay all or any portion of the unpaid amount of the Note, at any time or times, by paying an amount equal to the outstanding principal amount of the Note which they wish to prepay, together with interest accrued and unpaid thereon, without penalty or premium. The entire unpaid principal amount of the Note, plus accrued interest pro rata, shall become due and payable 30 days after the occurrence of a so-called "change of control" transaction. For purposes of this Note, a "change of control" shall have the meaning set forth in the 1998 Equity Participation Plan of Triarc;

               b. Peltz and May shall agree to (and Triarc will accept) the cancellation, in the aggregate, of 775,000 of the Performance Options that Triarc issued to Peltz and May, individually, dated June 9, 1994; and

               c. Defendants (and not Triarc) shall pay, or cause to be paid, plaintiffs' counsel's fees and reimbursement of costs and expenses, to the extent allowed by the Court, as set forth in the Settlement Agreement, but in no event in excess of $2,500,000.

                          REASONS FOR THE SETTLEMENT

            Plaintiffs, through their counsel, have made a thorough investigation of the facts and circumstances relevant to the Action, and have conducted discovery and investigation of the law and the facts during the prosecution of the Action, including, inter alia: (i) serving document requests upon all defendants; (ii) reviewing and analyzing thousands of pages of documents obtained during discovery and from plaintiffs' investigation; (iii) conducting several depositions as described above; (iv) researching the facts and law pertaining to the claims asserted in the Action; and (v) retaining a financial consultant to assist plaintiffs in evaluating the claims asserted in the Action.

            While plaintiffs believe that the claims asserted in the Action have merit, they also believe that the Settlement is fair and reasonable because it provides substantial benefits to Triarc and its shareholders and avoids the continued risk of litigation. Plaintiffs have considered the expense and length of time necessary to prosecute the Action through trial, the attendant risks of litigation, the defenses asserted by and available to defendants, the uncertainties of the outcome of the Action and the fact that resolution of the Action, even if favorable to plaintiffs, would likely be submitted for appellate review, as a consequence of which it would be many years before there would be a final adjudication of the Action. In light of these considerations, the plaintiffs, through their counsel, have engaged in arm's-length negotiations with counsel for defendants in an attempt to achieve the certainty of a positive outcome of the Action and have determined that it is in the best interests of Triarc and the Class to settle the Action on the terms set forth in the Stipulation.

            Each of the defendants has at all times vigorously denied, and continues to deny, that they have breached any fiduciary duties, or that they have committed, or have threatened to commit, any wrongful act or violation of law of any nature whatsoever in connection with any of the matters alleged, or which could have been alleged, in the Action and any matter relating to the Plan or stock options granted thereunder. The defendants, however, consider it desirable  that the  Action be  settled  and  dismissed  on the  merits and with prejudice because the Settlement will: provide monetary and other substantial benefits to Triarc and, indirectly, to its shareholders; terminate the substantial expense, inconvenience and distraction of burdensome and protracted litigation; finally resolve the Action; dispel any uncertainty that may exist as a result of such litigation; and permit the continued operation of Triarc's affairs unhindered by expensive litigation and by diversion of the personnel of Triarc. Defendants believe that it is in the best interest of Triarc to accomplish these goals.

                   PLAINTIFFS' APPLICATION FOR ATTORNEYS' FEES

            At or before the Settlement Hearing, plaintiffs' counsel of record in the Action will apply to the Court for an award of attorneys' fees and reimbursement of costs and expenses (including expert fees and expenses) not to exceed $2,500,000. Defendants have agreed that they will not oppose such application for attorneys' fees and expenses. Any such attorneys' fees and expenses awarded by the Court up to $2,500,000 shall be paid solely and exclusively by defendants or their insurers. No part of the fees or expenses awarded by the Court shall be paid by Triarc.

                  DISMISSAL OF THE ACTION AND RELEASE OF CLAIMS

        The parties jointly will move the Court to enter an Order and Final Judgment:

                  (a) determine that this Notice complies with Rules 23 and
23.1 of this Court;

                  (b) certifying the Action as a class action;

                  (c) approving the Settlement as being fair, reasonable and adequate and directing consummation of the Settlement, in accordance with the terms and conditions of the Stipulation;

                  (d) dismissing the Action with prejudice on the merits, without costs except as provided in the Stipulation, and releasing the Released Claims (as defined herein and in the Stipulation), such dismissal and release to be subject only to compliance by the parties with the terms and conditions of the Stipulation and any order of the Court with reference to the Settlement;

                  (e) permanently barring and enjoining Triarc, members of the Class, and stockholders of Triarc from commencing or prosecuting any action asserting any of the Released Claims, whether directly, derivatively, individually, as a representative, or in any other capacity.

                  (f) awarding the plaintiffs' counsel such fees and reimbursement of costs and expenses as the Court deems appropriate; and

                  (g) reserving jurisdiction over all matters related to the administration and consummation of the Settlement.

            As of the Effective Date (defined below) all individual, class and derivative claims, rights, demands, suits, matters, issues, actions, or causes of action, by or on behalf of the plaintiffs, the Class, Triarc and any of its shareholders (collectively, the "Releasors") against the defendants (including all persons formerly named as defendants) and any of their respective present or former officers, directors, stockholders, employees, agents, attorneys, representatives, advisors, financial advisors, lenders, insurers, affiliates, parents, subsidiaries, heirs, personal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the "Releasees"), whether known or unknown, under state, federal or other law, including but not limited to the federal securities laws, that were asserted or could have been asserted in the Action, arising out of or relating to the subject matter of the Action, including, without limitation, allegations of breaches of fiduciary duty or misrepresentations and/or omissions in connection with (i) Triarc's 1994 Proxy Statement circulated, among other things, to obtain shareholder approval of amendments to the Equity Participation Plan, and (ii) approving subsequent grants of options and other compensation to Nelson Peltz and Peter May in addition to the Performance Options (including but not limited to cash bonuses awarded in August 1996) and disclosure or non-disclosure relating thereto (the "Released Claims") will be compromised, settled, released, discharged, and dismissed with prejudice.

            By Order of the Court, pending final determination of whether the Settlement should be approved, all Class members and shareholders of Triarc are enjoined from commencing or prosecuting this or any other Action asserting claims, either directly, individually, derivatively, representatively, or in any other capacity, against Triarc or any Defendant herein which have been or could have been asserted, arise from or relate to any of the matters or transactions referred to in the Amended Complaint in this Action.

            On the Effective Date (defined below), the Released Claims shall be completely and finally compromised, settled, released, discharged, and the Action shall be dismissed with prejudice.

                        EFFECTIVE DATE OF THE SETTLEMENT

            The "Effective Date" of the Settlement shall be the day after the day on which the Final Judgment become final. The Final Judgment shall be deemed to become final upon the latest to occur of the passage of thirty (30) days after entry of the Final Judgment without any notice of appeal having been filed, or, if there is an appeal of the Final Judgment, the date on which any subsequent affirmation thereof is no longer subject to further appellate review.

                               CLASS CERTIFICATION

            Pursuant to the Settlement Agreement, the parties will jointly move the Court, pursuant to Chancery Court Rules 23(a) and 23(b), to certify, for settlement purposes only, a class (the "Class") consisting of all persons who owned shares of Triarc common stock on any of the following dates, which are the record dates for voting on matters to be voted upon at Triarc's Annual Meetings for the years 1994 through 1999, inclusive: April 25, 1994, April 25, 1995; April 23, 1996; April 21, 1997; March 25, 1998; and August 11, 1999. Excluded from the class are the individual defendants, including persons previously named as defendants in the Action, and members of their immediate families, and any entity in which a defendant has a controlling interest.

                               SETTLEMENT HEARING

            A Settlement Hearing has been scheduled before The Honorable Stephen
P. Lamb, Vice Chancellor, of the Delaware Court of Chancery, in the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801, on __________, 2000 at _______ a.m., to determine whether: (i) this Notice complies with the requirements of Chancery Court Rules 23 and 23.1; (ii) the Action shall be maintained as a Class Action; (iii) the Stipulation and Settlement it contemplates is fair, reasonable and adequate and in the best interests of Triarc and its shareholders and the Class and should be approved by the Court;
(iv) an Order and Final Judgment should be entered dismissing the Action with prejudice as to all defendants on the merits; and (iv) the application by plaintiffs for an award of attorneys' fees and expenses should be approved.

            The Court has the right to approve the Settlement with modifications and without further notice to the Class or to current Triarc stockholders. The Court may also adjourn the Settlement Hearing or any adjournment thereof without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.

            Any Class member who objects to the class certification, and any Class member or current Triarc stockholder who objects to the Stipulation, the Settlement, the judgment and release to be entered in the Action, or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant. To do so, however, you must, not later than 10 business days prior to the Settlement Hearing, unless the Court, in its discretion, otherwise directs, file with the Register in
Chancery: (i) a written statement containing your name, address, telephone number, the number of shares of Triarc's common stock you own or owned and a detailed statement of your specific objections or comments on the proposed Settlement or any other matter before the Court, and (ii) the grounds for your objection or the reasons that you desire to appear and be heard (including all documents or writings which you want the Court to consider). On or before the same date you must also serve by overnight delivery or hand such written statement and supporting papers on the following counsel:

                           Joseph A. Rosenthal, Esq.
                   Rosenthal Monhait Gross & Goddess, P.A.
                             919 North Market Street
                                   Suite 1401
                               Mellon Bank Center
                           Wilmington, Delaware 19801
                                 (302) 656-4433

                             Counsel for Plaintiffs

                             Jonathan Hurwitz, Esq.
                      Paul Weiss Rifkind Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                             Counsel for Defendants
                           Nelson Peltz and Peter May

                               Martin Tully, Esq.
                        Morris, Nichols, Arsht & Tunnell
                            1201 North Market Street
                                   18th Floor
                         Wilmington, Delaware 19899-1347
                                 (302) 658-9200

                             Counsel for Defendants
                         Hugh L. Carey, Clive Chajet,
                     Stanley R. Jaffe, Joseph A. Levato,
                  David E. Schwab, II, Raymond S. Troubh and
                          Gerald Tsai, Jr. and nominal
                        defendant Triarc Companies, Inc.

            Unless the Court otherwise directs, no person shall be entitled to object to the class certification, the Settlement, the judgment and release to be entered thereunder, or the award of attorneys' fees and expenses to plaintiffs' counsel, or otherwise be heard, except by serving and filing written objections as described above. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection or any other objection to the class certification, the fairness, adequacy or reasonableness of the Settlement, or the fee and expense application in these or any other actions or proceedings.

                           BANKS, BROKERS AND NOMINEES

            Persons who wish to obtain additional copies of this Notice should address a written request to:

                          TO BE FILLED IN BY DEFENDANTS

                              EXAMINATION OF PAPERS

            This notice merely summarizes the terms of the Stipulation and proceedings which have occurred in this Action. For a more detailed statement of the above, you are referred to the Stipulation and to the other papers on file in this litigation which may be inspected during regular business hours of each business day at the offices of the Register in Chancery, 1020 North King Street, Wilmington, Delaware 19801.

Dated:  _____________, 2000
                                          BY ORDER OF THE COURT:

                                          -------------------------
                                          Dianne M. Kempski
                                          Register in Chancery

                                                       Exhibit C

                       IN THE COURT OF CHANCERY OF THE
                STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

--------------------------------------x

IN RE TRIARC COMPANIES, INC.                    Consolidated Civil Action
                                                No. 15746-NC
CLASS AND DERIVATIVE LITIGATION

--------------------------------------x

                           ORDER AND FINAL JUDGMENT

            The Stipulation of Settlement dated August ___, 2000 (the "Stipulation") in the above-captioned action (the "Action"), and the terms and conditions of the settlement contemplated thereby (the "Settlement"), having been presented at the Settlement Hearing on _________, 2000, pursuant to this Court's Order dated ___________, 2000 (the "Scheduling Order"), which Stipulation (along with the defined terms therein) is incorporated herein by reference, and it appearing that due notice of said hearing was given in accordance with the aforesaid Scheduling Order; the respective parties [and objectors] having appeared by their attorneys of record; the Court having heard and considered evidence in support of [and in opposition to] the proposed Settlement; the attorneys for the respective parties having been heard; and an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the aforesaid Scheduling Order; the Court having determined that the Notice of proposed class and derivative settlement was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court,

            IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

     1. The Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing and Right to Appear (the "Notice") which was mailed on August , 2000 to all members of the Class (as defined below) and all current shareholders of Triarc Companies Inc. ("Triarc") is hereby determined to be the best practicable notice under the circumstances and in full compliance with Rule 23 and Rule 23.1 of the Court of Chancery and the requirements of due process.

     2. Due and adequate notice of the proceedings and of the settlement having been given with a full opportunity to be heard, it is hereby determined that the Class (defined below), Triarc, and all shareholders of Triarc and their successors in interest are bound by the Order and Final Judgment entered herein.

     3. This case is certified and approved as a class action pursuant to Rules 23(a) and 23(b) of the Court of Chancery on behalf of all persons who owned shares of Triarc common stock at the close of business on any of the following dates, which are the record dates for voting on matters to be voted upon at Triarc's Annual Meetings for the years 1994 through 1999, inclusive: April 25, 1994, April 25, 1995, April 23, 1996, April 21, 1997, March 25, 1998, and August
11, 1999 (except defendants, including, but not limited to persons previously named as defendants in the Action, members of their immediate families and any entity in which a defendant has a controlling interest) (the "Class").

     4. The Settlement is hereby approved and confirmed as being fair, reasonable and adequate to Triarc, its shareholders, and the Class. The parties to the Settlement are directed to consummate the Settlement in accordance with the terms and conditions set forth in the Stipulation, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.

     5. This Order and Final Judgment shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and shall not be deemed to create any inference that there is any liability therefor.

     6. The Action is hereby dismissed on the merits with prejudice as to all defendants (including defendants previously dismissed without prejudice) and against plaintiffs, Triarc, its shareholders, and members of the Class, with all parties to bear their own costs except as provided herein.

     7. All individual, class and derivative claims, rights, demands, suits, matters, issues, actions, or causes of action, by or on behalf of the plaintiffs, the Class, Triarc and any of its shareholders (collectively, the "Releasors") against the defendants (including all persons formerly named as defendants) and any of their respective present or former officers, directors, stockholders, employees, agents, attorneys, representatives, advisors, financial advisors, lenders, insurers, affiliates, parents, subsidiaries, heirs, personal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the "Releasees"), whether known or unknown, under state, federal or other law, including but not limited to the federal securities laws, that were asserted or could have been asserted in the Action, arising out of or relating to the subject matter of the Action, including, without limitation, allegations of breaches of fiduciary duty or misrepresentation and/or omissions in connection with (i) Triarc's 1994 Proxy Statement circulated, among other things, to obtain shareholder approval of amendments to the Equity Participation Plan, and (ii) approving subsequent grants of options and other compensation to Nelson Peltz and Peter May in addition to the Performance Options (including but not limited to cash bonuses awarded in August 1996) and disclosure or nondisclosure relating thereto (the "Released Claims") are hereby compromised, settled, released, discharged, and dismissed with prejudice.

     8. Triarc, members of the Class, and all shareholders of Triarc are hereby forever enjoined from commencing or prosecuting any action asserting any of the Released Claims, whether directly, derivatively, individually, as a representative, or in any other capacity.

     9. This Judgment shall be final and conclusive with respect to the Released Claims.

     10. Attorneys' fees in the aggregate amount of _______ and reimbursement of costs and expenses in the aggregate amount of $___________ are awarded to counsel for plaintiffs in the Action payable to Wolf Popper LLP on behalf of all plaintiffs in accordance with the terms of the Stipulation, which sums the Court finds to be fair and reasonable.



                                          -----------------------------
                                          Vice Chancellor

Dated: ___________, 2000